January 3, 2003

FOR IMMEDIATE RELEASE

CONTACT: Ernest A. Moretti, President, Wyman Park Bancorporation, Inc. (410) 252-6450


OFFICE OF THRIFT SUPERVISION APPROVES THE MERGER OF WYMAN PARK BANCORPORATION, INC. WITH BRADFORD BANK

(Lutherville, Maryland) - Wyman Park Bancorporation, Inc. (OTC Electronic Bulletin Board: WPBC) ("Wyman Park") announced today that it has received the approval of the Office of Thrift Supervision for the pending merger of Wyman Park with and into Bradford Bank, a federally-chartered savings bank located in Baltimore, Maryland. Wyman Park, based in Lutherville, Maryland, is the savings and loan holding company of Wyman Park Federal Savings & Loan Association. The stockholders of Wyman Park previously approved the merger at the Annual Meeting of Stockholders held on October 16, 2002.

Subject to the satisfaction of customary closing conditions, the transaction is expected to be completed during February 2003. At that time, Wyman Park and Wyman Park Federal Savings & Loan Association will be merged with and into Bradford Bank, and Wyman Park Federal Savings & Loan Association's branches will be operated under the Bradford Bank brand. Bradford Bank's headquarters will remain in Rodgers Forge, Maryland.

This news release contains forward-looking statements regarding Wyman Park Bancorporation, Inc. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Wyman Park Bancorporation, Inc.'s filings with the Securities and Exchange Commission.